UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Reynolds and Reynolds Company (the "Company") entered into a Fourth Amendment and Waiver, dated as of March 15, 2006 (the "Fourth Amendment") to the Credit Agreement, dated as of April 8, 2004, as amended (the "Credit Agreement), between the Company, Reyna Capital Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and several other banks and financial institutions named therein, a copy of which is attached hereto and incorporated by reference herein. The Fourth Amendment extends the obligation of the Company to comply with certain reporting requirements under the Credit Agreement to September 30, 2006, replacing previous waivers that would have expired on March 31, 2006. Also, under the terms of the Fourth Amendment, certain transactions will only be permitted if the company maintains a specified amount of cash and borrowing capacity under existing credit facilities until such time as the Company becomes current with its SEC reporting obligations.

Item 8.01 Other Events.

The Company issued a press release, a copy of which is attached hereto and incorporated by reference herein, announcing that it had entered into the Fourth Amendment.

Item 9.01 Financial Statements and Exhibits.

99.1 Fourth Amendment and Waiver to Credit Agreement, dated as of March 15, 2006, among the Company, Reyna Captial Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several other banks and financial institutions named therein.
99.2 Press release of The Reynolds and Reynolds Company, issued on March 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

March 21, 2006	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.-1	Fourth Amendment and Waiver to the Credit Agreement
99.-2	Press release of The Reynolds and Reynolds Company, dated March 16, 2006